SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                  September 30, 1999 (September 27, 1999)
              ------------------------------------------------
              Date of report (Date of earliest event reported)


                             Hexcel Corporation
           ------------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


       Delaware              1-8472               94-1109521
    --------------     ---------------------      ------------------
    (State of          (Commission File No.)      (IRS Employer
   Incorporation)                                Identification No.)


                             Two Stamford Plaza
                           281 Tresser Boulevard
                      Stamford, Connecticut 06901-3238
        ------------------------------------------------------------
           (Address of Principal Executive Offices and Zip Code)


                               (203) 969-0666
            ----------------------------------------------------
            (Registrant's telephone number, including area code)

                                    N/A
       -------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)




Item 5.     Other Events.

            A copy of the press release issued by Hexcel Corporation, a Delaware corporation (the "Company") on September 27, 1999 is filed as
Exhibit 99.1 to this Current Report and is incorporated herein by reference.


Item 7.     Financial Statements, Pro Forma
            Financial Information and Exhibits.


      (c)   Exhibits

            99.1              Press Release issued by the Company on
                              September 27, 1999.





                                 Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 1999


                                HEXCEL CORPORATION

                                By: /s/ Ira J. Krakower
                                    ___________________________
                                    Name: Ira J. Krakower
                                    Title: Senior Vice President,
                                           General Counsel and Secretary





                               EXHIBIT INDEX


Exhibit No.             Description

99.1                    Press Release issued by the Company on
                        September 27, 1999






                                                                Exhibit 99.1

                                         o
                                    HEXCEL o
                                         o
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                                NEWS RELEASE
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Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666

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                                        CONTACT:STEPHEN C. FORSYTH
                                                203-969-0666 EXT. 425
                                                stephen.forsyth@hexcel.com


              HEXCEL ANNOUNCES NEW BUSINESS CONSOLIDATION PLAN

                  AND PROVIDES 1999 THIRD QUARTER OUTLOOK

CONSOLIDATION PLAN IS EXPECTED TO DELIVER $23 MILLION IN ANNUAL SAVINGS BY 2001



STAMFORD, CT, September 27, 1999 - Hexcel Corporation (NYSE/PCX: HXL) today announced a new business consolidation plan and provided an outlook for the third quarter, 1999.

BUSINESS CONSOLIDATION PLAN

The new business consolidation plan entails a further rationalization of manufacturing facilities for certain product lines and builds upon the success of the Company's 1996 business consolidation program in creating centers of manufacturing excellence in the United States and Europe. The total cash cost of this new plan, including capital expenditures, is estimated at $24 million. The plan is expected to deliver ongoing annual operating cost savings by 2001 of more than $23 million. Summary details of the estimated cash costs, business consolidation expenses and cash savings are provided in the attached table. Details of some of the specific actions to be taken will be provided when Hexcel reports its third quarter results on the evening of Tuesday, October 19, 1999.

Commenting on this major new initiative, Mr. John J. Lee, Chairman and CEO said, "This plan has been developed as a result of Hexcel's ongoing review of manufacturing capacity and is targeted at further reductions in manufacturing costs, improved customer service and product quality, and rationalizing manufacturing capacity to better fit anticipated customer demand."

Mr. Lee continued, "Cost reduction and other actions we have taken since October 1998, have reduced Hexcel's workforce by approximately 700 people, or 10%. The new business consolidation program announced today will result in a further reduction of approximately 400 people, bringing the total workforce reduction to about 15%. These actions, in conjunction with our Lean Enterprise initiatives, are intended to better position the company for the future, deliver against customer expectations and further enhance our competitiveness."

1999 THIRD QUARTER OUTLOOK

Commenting on the third quarter outlook, Mr. Lee observed, "The market for our electronic materials appears to have stabilized. Unit volume has increased over the prior year, demand for lightweight fabrics continues to grow, and prices are remaining stable. Further, revenues from certain industrial applications, such as wind energy and automobiles have expanded. However, the quarter has also seen continued inventory adjustments in the commercial aerospace market. In both the United States and Europe, customer initiatives to reduce inventories and improve manufacturing efficiencies have significantly impacted our seasonally weak third quarter results. The effects have been compounded by the industry-wide adjustment to Boeing build rate reductions projected for 2000. As a result, we now anticipate that net income for the quarter, before business acquisition and consolidation expenses and other non-recurring charges, will be near breakeven and could even reflect a small loss."

Mr. Lee concluded, "Our third quarter results will include approximately $13 to $15 million in pre-tax business acquisition and consolidation expenses, reflecting the initial impact of the new business consolidation plan as well as the closure of our Cleveland, Georgia facility, which was announced in March of this year and successfully completed in early September. Results for the quarter will also be impacted by a non-recurring pre-tax charge of $20 million to write down our investment in CS-Interglas AG, a German publicly listed company that manufactures and sells fiberglass and other industrial fabrics. During the third quarter, we elected not to exercise an option that would have given us effective control of CS-Interglas AG by increasing our ownership interest. As a result of this decision, and in light of the changes in the operating performance of CS-Interglas AG over the past year, we have concluded that it is appropriate to write down our investment to reflect its current value as a non-control interest."

                             *      *      *

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures, and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, recreation and general industrial applications.



                  DISCLAIMER ON FORWARD LOOKING STATEMENTS



This press release contains statements that are forward looking, including statements relating to market conditions; business consolidation plans, including estimated cash costs, expenses, savings, personnel reductions, and timing; the valuation of an investment in CS-Interglas AG; and net income before business acquisition and consolidation expenses and other non-recurring charges. These statements are not projections or assured results. Actual results may differ materially from the results anticipated in the forward looking statements due to a variety of factors, including but not limited to, changing market conditions, increased competition, product mix, inability to re-qualify manufacturing sites or products, and currency exchange rate changes. Additional risk factors are described in the company's filings with the SEC. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.




HEXCEL CORPORATION AND SUBSIDIARIES

BUSINESS CONSOLIDATION PLAN

PROJECTED FINANCIAL SUMMARY


                                                   Unaudited
                                -----------------------------------------------
(In millions)                      1999      2000     2001     2002     Total
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ESTIMATED CASH COSTS

  Cash expenses                   $   3     $  12     $   2    $  1     $  18
  Capital expenditures                -         4         1       1         6
      Total                       $   3     $  16     $   3    $  2     $  24
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ESTIMATED EXPENSES

  Cash expenses (including        $   5     $  11     $   1    $  1     $ 18
accruals)
  Non-cash write downs               12         -         -       -       12
      Total                       $  17     $  11     $   1    $  1     $ 30
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ESTIMATED CASH SAVINGS            $   1     $  12     $  23    $ 24     $ 60

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Note: In the second half of 1999, the company expects to recognize approximately $2 million of business consolidation expenses related to prior programs, in addition to the estimated consolidation expenses noted above. The $20 million write-down of the company's investment in CS-Interglas AG is not an element of the company's business consolidation plan, and is not reflected in the above totals.